POWER OF ATTORNEY

We, the undersigned Trustees and officers of each of the Trusts listed on Schedule A hereto, hereby severally constitute and appoint Jameson A. Baxter, George Putnam III, Jonathan S. Horwitz, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-14 of each of the Trusts listed on Schedule A hereto and any and all amendments (including post-effective amendments) to the Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date
/s/ Jameson A. Baxter Jameson A. Baxter	Chair of the Board and Trustee	July 31, 2016
/s/ Robert L. Reynolds Robert L. Reynolds	President and Trustee	August 5, 2016
/s/ Jonathan S. Horwitz Jonathan S. Horwitz	Executive Vice President, Principal Executive Officer and Compliance Liaison	August 2, 2016
/s/ Steven D. Krichmar Steven D. Krichmar	Vice President and Principal Financial Officer	August 2, 2016
/s/ Janet C. Smith Janet C. Smith	Vice President, Principal Accounting Officer and Assistant Treasurer	August 3, 2016
/s/ Liaquat Ahamed Liaquat Ahamed	Trustee	August 1, 2016
/s/ Ravi Akhoury Ravi Akhoury	Trustee	July 29, 2016
/s/ Barbara M. Baumann Barbara M. Baumann	Trustee	July 29, 2016
/s/ Robert J. Darretta Robert J. Darretta	Trustee	August 1, 2016
Katinka Domotorffy	Trustee	______________, 2016
/s/ John A. Hill John A. Hill	Trustee	August 1, 2016
/s/ Paul L. Joskow Paul L. Joskow	Trustee	July 29, 2016
Kenneth R. Leibler	Trustee	______________, 2016
/s/ Robert E. Patterson Robert E. Patterson	Trustee	July 30, 2016
/s/ George Putnam, III George Putnam, III	Trustee	August 1, 2016
/s/ W. Thomas Stephens W. Thomas Stephens	Trustee	August 1, 2016

Schedule A

Registration Statement of Putnam Investment Funds on Form N-14 relating to the proposed merger of Putnam Voyager Fund with and into Putnam Growth Opportunities Fund.

Registration Statement of Putnam Variable Trust on Form N-14 relating to the proposed merger of Putnam VT Voyager Fund with and into Putnam VT Growth Opportunities Fund.